Execution Copy

SECOND AMENDMENT AND WAIVER

THIS SECOND AMENDMENT AND WAIVER (this "Amendment") dated as of May 5, 2017 to the Loan Agreement referenced below is by and among VERSAR, INC., a Delaware corporation (the "Borrower"), GEO-MARINE, INC., a Texas corporation, VERSAR INTERNATIONAL, INC., a Delaware corporation, J.M. WALLER ASSOCIATES, INC., a Virginia corporation, and VERSAR SECURITY SYSTEMS, LLC, a Florida limited liability company (each a "Guarantor" and collectively, the "Guarantors", and together with the Borrower, the "Loan Parties") and BANK OF AMERICA, N.A. (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

RECITALS

WHEREAS, the Bank has extended credit to the Borrower pursuant to that certain Loan Agreement dated as of September 30, 2015, by and between the Borrower and the Bank (as amended, modified and supplemented from time to time, the "Loan Agreement").

WHEARAS, certain defaults have occurred and are continuing under the Loan Agreement as set forth on Schedule A hereto (the "Existing Events of Default").

WHEREAS, the Loan Parties have requested that the Bank waive the Existing Events of Default and make certain modifications to the Loan Agreement.

WHEREAS the Bank has agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. The Borrower hereby acknowledges and agrees that, as of May 5, 2017, (a) the aggregate principal amount of the Revolving Facility outstanding under the Loan Agreement was $6,599,830.66; (b) the aggregate amount of Letters of Credit issued under the Loan Agreement was not less than $0.00; and (c) the aggregate amount of the Term Loan Facility outstanding under the Loan Agreement was $956,915.80, each of which amounts constitutes a valid and subsisting obligation of the Borrower to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Borrower hereby acknowledges its obligations under the Loan Documents, reaffirms that each of the liens and security interests created and granted in or pursuant to the Loan Documents is valid and subsisting and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

2. Waiver of Existing Events of Default. The Bank hereby waives the Existing Events of Default; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation, covenant, duty or agreement under the Loan Documents and all other instruments, documents and agreements issued, executed or delivered in connection with the Loan Documents, in each case as amended. This waiver is a one-time waiver and shall not be construed to be a

waiver of, or in any way obligate the Bank to waive, any other Default or Event of Default under the Loan Agreement and the other Loan Documents that have occurred or that may occur from and after the date hereof.

3. Amendment Fee / Warrants. As consideration for the Amendment, Borrower shall pay an amendment fee of $15,000 which fee is fully-earned, non-refundable, due and payable on the Effective Date (the "Amendment Fee").

4. Conditions Precedent. This Amendment shall be effective as of the date hereof (the "Effective Date") when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Bank:

(a) the negotiation, execution and delivery of definitive documentation for the Amendment on the terms and conditions set forth herein or otherwise satisfactory to the Bank; and

(b) the Bank's receipt of the Amendment Fee.

5. Amendment is a "Loan Document". This Amendment is a Loan Document and all references to a "Loan Document" in the Loan Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Loan Agreement) shall be deemed to include this Amendment.

6. Representations and Warranties. Each Loan Party represents and warrants to the Bank as follows:

(a) Other than the Existing Events of Default, no Event of Default exists under any of the Loan Documents on and as of the Effective Date.

(b) After giving effect to this Amendment, the representations and warranties of the Borrower contained in Article VI of the Loan Agreement are true and accurate on and as of the Effective Date to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

(c) Each Loan Party has the full power and authority to enter, execute and deliver this Amendment and perform its obligations hereunder, under the Loan Agreement and under each of the Loan Documents. The execution, delivery and performance by each Loan Party of this Amendment, and the performance by each Loan Party of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such Person's powers and have been authorized by all necessary corporate action of such Person.

(d) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(f) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or its Subsidiaries.

(g) The Loan Parties' obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

7. Release. In consideration of the Bank' willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges to the Bank and each of its respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the "Bank Group") from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with this Amendment or any of the other Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to this Amendment or the other Loan Documents through the Effective Date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity within the Bank Group.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Delivery. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. To the extent that the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

LOAN PARTIES:

VERSAR, INC.,
a Delaware corporation

By: ______________________
Name: Cynthia A. Downes
Title: EVP, CFO and Treasurer

GEO-MARINE, INC.,
a Texas corporation

By: ______________________
Name: Cynthia A. Downes
Title: Vice President and Treasurer

VERSAR INTERNATIONAL, INC.,
a Delaware corporation

By: ______________________
Name: Cynthia A. Downes
Title: Director

J.M. WALLER ASSOCIATES, INC.,
a Virginia corporation

By: ______________________
Name: Cynthia A. Downes
Title: Vice President and Treasurer

VERSAR SECURITY SYSTEMS, LLC,
a Florida limited liability company

By: ______________________
Name: Cynthia A. Downes
Title: Manager, Vice President and Treasurer

BANK: BANK OF AMERICA, N.A.

By: /s/ Heather Strickland
Name: Heather Strickland
Title: Senior Vice President

Schedule A

Existing Events of Default

Borrower's failure to maintain a Consolidated EBITDA in an amount not less than $1,375,000 for the two quarter period ended April 1, 2017 as required by Section 7.4 of the Loan Agreement.